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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K



                              CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) May 31, 1996




                        MERIDIAN SPORTS INCORPORATED
            (Exact name of registrant as specified in its charter)

         Delaware                    0-24534                13-3776096
     (State or other                (Commission            (I.R.S. Employer
     jurisdiction of                 File No.)             Identification No.)
     incorporation)



           625 Madison Avenue, New York, NY                10022
         (Address of principal executive offices)        (Zip code)



      Registrant's telephone number, including area code:      212-527-4413














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Item 2.           Acquisition or Disposition of Assets

                  On May 31, 1996, Meridian Sports Incorporated ("Meridian" or the "Company") sold certain assets to Brunswick Corporation ("Brunswick") and Brunswick assumed certain liabilities of the Company's wholly owned subsidiary Boston Whaler, Inc. ("Boston Whaler") pursuant to an Asset Purchase Agreement among Brunswick, Boston Whaler and the Company, dated as March 29, 1996, for approximately $26.7 million, subject to adjustment (the "BW Sale"), of which approximately $25.4 million was used to prepay indebtedness of the Company and $1.25 million was deposited into escrow for 24 months as security for any future indemnification claims against the Company or Boston Whaler arising in connection with the BW Sale.



Item 7.           Financial Statements and Exhibits

(b) Pro forma financial information

                  The required unaudited pro forma financial data are incorporated by reference to page F-8 to the Company's Form 10-K for the year ended December 31, 1995 and page 7 to the Company's Form 10-Q for the three month period ended March 31, 1996.


(c) Exhibits

Exhibit No.     Description
      1         Asset Purchase Agreement, dated March 29, 1996, among
                Brunswick Corporation, Boston Whaler, Inc. and the Company
                (incorporated by reference to exhibit 2.3 to Form 10-K dated
                March 29, 1996).













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                                     SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 7, 1996

                                  MERIDIAN SPORTS INCORPORATED



                                  By:      /s/ Mark L. Wilson
                                           Name:  Mark L. Wilson
                                           Title: Executive Vice President
                                                  and Chief Financial Officer